EXHIBIT 99.1

News Release

CBOE HOLDINGS REPORTS STRONG SECOND-QUARTER RESULTS

Second-Quarter 2016 Financial Highlights
-- GAAP Operating Revenue Increases 10 Percent to $163.3 Million
-- GAAP Net Income Allocated to Common Stockholders Increases 14 Percent to $50.7 Million; Diluted EPS of $0.62, Up 15 Percent
-- Adjusted Net Income Allocated to Common Stockholders Increases 9 Percent to $48.7 Million; Adjusted Diluted EPS of $0.60, Up 11 Percent1

CHICAGO, IL - July 29, 2016 - CBOE Holdings, Inc. (NASDAQ: CBOE) today reported net income allocated to common stockholders of $50.7 million, or $0.62 per diluted share, for the second quarter of 2016, compared with $44.6 million, or $0.54 per diluted share, up 14 percent and 15 percent, respectively, over the second quarter of 2015. Adjusted net income allocated to common stockholders was $48.7 million, or $0.60 per share, up 9 percent and 11 percent, respectively, over the second quarter of 2015. Operating revenue for the quarter was $163.3 million, up 10 percent compared with $148.7 million in the second quarter of 2015.
Financial results presented on an adjusted basis for the second quarter of 2016 exclude certain items that management believes are not indicative of the company's core operating performance, which are detailed in the reconciliation of non-GAAP results.
"Our strong financial results were largely fueled by robust trading in options on the S&P 500 Index (SPX) and futures and options on the CBOE Volatility Index (VIX). The VIX Index and SPX are widely viewed as proxies for worldwide volatility and the global stock market, respectively. Investors worldwide turned to CBOE’s marketplace in the face of increased market uncertainty leading up to and in the aftermath of the Brexit referendum. We look forward to further advancing our strategic growth initiatives as our team continues to execute on our four-point strategy: to develop unique products, expand our customer base, form strategic alliances that leverage our core business, and define and lead the options and volatility space globally,” said Edward T. Tilly, CBOE Holdings' Chief Executive Officer.
"We are pleased to report another strong quarter," said Alan J. Dean, CBOE Holdings' Executive Vice President and Chief Financial Officer. "Our financial strength and capital position have allowed us to continue to invest in our business while returning capital to shareholders, which includes growing our quarterly dividend rate.  Yesterday, we announced that our Board increased our quarterly cash dividend for the sixth consecutive year, raising the third-quarter dividend to $0.25 per share from $0.23 per share, a 9 percent increase. This action reflects our commitment to consistently deliver value to our shareholders.”
(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2016 and 2015 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

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Key Statistics and Financial Highlights
The table below highlights CBOE Holdings' operating results on a GAAP basis and an adjusted basis for the three- and six-month periods ended June 30, 2016 and 2015. Financial results presented on an adjusted basis provide supplemental information to facilitate period-over-period comparisons by adjusting for certain items that management believes are not indicative of the company's core operating performance.

(in millions, except per share amounts, revenue per contract and trading days)	2Q 2016	2Q 2015	Y/Y Change		YTD 2016	YTD 2015	Y/Y Change
Key Statistics:
Total Trading Days	64	63			125	124
Average Daily Volume (options and futures)	4.55	4.38	4%		4.66	4.57	2%
Total Trading Volume (options and futures)	291.2	275.9	6%		582.5	566.6	3%
Average Revenue Per Contract	$0.405	$0.368	10%		$0.405	$0.354	14%
GAAP Financial Highlights:
Total Operating Revenues	$163.3	$148.7	10%		$325.7	$291.5	12%
Total Operating Expenses	85.3	75.3	13%		168.2	148.6	13%
Operating Income	78.0	73.4	6%		157.5	142.9	10%
Operating Margin %	47.7%	49.3%	(160	) bps	48.4%	49.0%	(60	) bps
Net Income	$50.9	$44.8	14%		$100.1	$87.1	15%
Net Income Allocated to Common Stockholders	$50.7	$44.6	14%		$99.7	$86.7	15%
Diluted EPS	$0.62	$0.54	15%		$1.22	$1.04	17%
Weighted Average Shares Outstanding	81.3	83.3	(2%)		81.6	83.6	(2%)
Adjusted Financial Highlights (1):
Total Operating Expenses	$83.8	$75.3	11%		$165.6	$148.6	11%
Operating Income	79.5	73.4	8%		160.1	142.9	12%
Operating Margin %	48.7%	49.3%	(60	) bps	49.2%	49.0%	20	bps
Net Income Allocated to Common Stockholders	$48.7	$44.6	9%		$98.6	$86.9	13%
Diluted EPS	$0.60	$0.54	11%		$1.21	$1.04	16%
(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2016 and 2015 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.
Operating Revenue
The company reported operating revenue of $163.3 million in the second quarter of 2016, an increase of $14.6 million, or 10 percent, from $148.7 million in the second quarter of 2015, primarily driven by increases of $16.3 million in transaction fees and $1.6 million in exchange services and other fees, offset somewhat by a $4.2 million decrease in other revenue.
Transaction fees rose 16 percent in the quarter, the result of a 10 percent increase in average revenue per contract (RPC) and a 6 percent increase in total trading volume versus the second quarter of 2015. Total trading volume in the second quarter was 291.2 million contracts, or 4.55 million contracts per day, compared with volume of 275.9 million contracts, or 4.38 million contracts per day, in last year's second quarter. Trading volume in the company's higher-margin index options and futures contracts rose 22 percent in the quarter while lower-margin, multiply-listed options declined 4 percent versus the second quarter of 2015. The RPC in the second quarter of 2016 was $0.405 compared with $0.368 in the second quarter of 2015.
The higher RPC primarily reflects a favorable shift in the mix of products traded, with a higher proportion of volume coming from index options and futures contracts, which generate the highest RPC. These product categories accounted for 42.9 percent of trading volume in the second quarter of 2016, compared with 37.2 percent in the second quarter of 2015.

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The average RPC represents total transaction fee revenue divided by total reported trading volume for Chicago Board Options Exchange® (CBOE®), C2 Options ExchangeSM (C2SM) and CBOE Futures ExchangeSM (CFE®).
Operating Expenses
Total operating expenses were $85.3 million for the second quarter of 2016, up $10.0 million or 13 percent, compared with $75.3 million for the same period in 2015, primarily due to increases in compensation and benefits, royalty fees, professional fees and outside services and depreciation and amortization. Total adjusted operating expenses, which exclude accelerated stock-based compensation, acquisition-related expenses and other unusual items were $83.8 million, up $8.5 million or 11 percent, compared with $75.3 million for the second quarter of 2015.
The company's core operating expenses, which include total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses, were $52.7 million for the second quarter of 2016, up $6.0 million or 13 percent, compared with last year's second quarter. The increase in core operating expenses primarily reflects increases of $3.5 million in compensation and benefits and $1.8 million in professional fees and outside services. The increase in compensation and benefits was largely driven by higher expenses for salaries and incentive compensation, which is aligned with the company's financial performance. The increase in professional fees and outside services primarily reflects higher legal and contract services.
Volume-based expenses, which include royalty fees and order routing fees, were $19.2 million in the second quarter of 2016, an increase of $1.8 million or 11 percent, compared with the same period last year. This increase was driven by higher royalty fees of $2.5 million and a favorable variance of $0.7 million in order routing fees. The increase in royalty fees resulted from higher trading volume in licensed index and futures products, which rose 22 percent over last year's second quarter.
Operating Margin

The company's operating margin was 47.7 percent for the second quarter of 2016, down 160 basis points compared with 49.3 percent in last year's second quarter. The adjusted operating margin was 48.7 percent for the quarter, down 60 basis points compared with 49.3 percent for the second quarter of 2015.

Effective Tax Rate

The company reported an effective tax rate of 39.2 percent for the second quarter of 2016 compared with 39.1 percent in last year's second quarter. Year to date, the company's effective tax rate is 39.1 percent, in line with its guidance range for the full-year 2016 of 38.5 percent to 39.5 percent.
Operational Highlights and Recent Developments

•
On July 11, CBOE announced that it plans to list SPX Monday-expiring WeeklysSM options, beginning August 15, 2016, pending regulatory approval. With the expected introduction of SPX "Monday Weeklys," CBOE will now offer SPX options with Monday, Wednesday and Friday weekly expirations.

•
On July 6, CBOE announced that it has created a series of 13 “Enhanced Growth Indexes,” the second in a family of options-based strategy performance benchmarks designed to target the outcomes of specific investment strategies. The CBOE S&P 500® Enhanced Growth Indexes measure the performance of a hypothetical portfolio of SPX FLexible EXchange® (FLEX®) options designed to provide targeted annual returns. CBOE began disseminating daily values for the new benchmarks on June 24, 2016.

•
On July 1, the company opened its first international business development office in London, enabling CBOE to increase its presence in the region and allow its business development team to more directly engage with European-based clients and potential new customers, as well as the exchange's strategic partners.

•
On June 24, record volume was set in VIX® futures traded at CFE in non-U.S. trading hours with 235,141 contracts changing hands, surpassing the previous single-day record of 140,811 contracts set during the overnight session on August 24, 2015. For the month of June, VIX futures volume in non-U.S. trading hours set a new high with ADV of 41,468 contracts, topping the previous record of 34,234 contracts from January 2016.

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•
On June 14, CBOE announced that it has entered into an exclusive licensing agreement with Social Market Analytics (SMA) to develop a series of sentiment-based strategy benchmark indexes based on SMA’s social media metrics.

•
On May 23, CBOE Holdings announced that it made a minority equity investment in Eris Exchange Holdings, LLC, a U.S.-based futures exchange group offering swap futures as a capital-efficient alternative to over-the-counter swaps.

•	On April 28, CBOE announced that it launched a new website, CBOE Livevol Data Shop, which offers clients a full suite of uniquely customizable market data sets.

•
On April 15, CBOE started overnight dissemination of the VIX Index. Values for the VIX Index are published approximately every 15 seconds starting at 2:15 a.m. during CBOE’s extended trading hours session for VIX and SPX options, which runs from 2:00 a.m. to 8:15 a.m. CT.

2016 Fiscal Year Financial Guidance
The company reaffirmed its financial guidance for the 2016 fiscal year as follows:

•	Core operating expenses for the 2016 fiscal year are expected to be in the range of $211.0 million to $215.0 million.(2)

•	Continuing stock-based compensation expense included in core expenses is expected to be approximately $13.5 million for the full year.

•
The company expects to recognize accelerated stock-based compensation expense, on a quarterly basis, totaling approximately $1.0 million for the full year. This expense is reported in compensation and benefits and included in the company's non-GAAP reconciliation as an adjusted financial measure.

•	Capital expenditures are expected to be in the range of $47.0 million to $49.0 million.

•	Depreciation and amortization expense is expected to be in the range of $46.0 million to $48.0 million.

•
The effective tax rate for full-year 2016 is expected to be in the range of 38.5 percent to 39.5 percent. Significant changes in trading volume, expenses, state and local tax rates and other items, including ongoing state and federal tax audits and unusual items, could materially impact this expectation.

(2)Specific quantifications of the amounts that would be required to reconcile the company's core operating expenses guidance are not available. The company believes that there is a degree of volatility with respect to certain of its GAAP measures, primarily related to volume-based expenses, which include royalty fees and order routing fees, the items that would be required to reconcile to GAAP operating expenses, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations.  The company believes that providing estimates of the amounts that would be required to reconcile the range of the company's core operating expenses would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Return of Capital to Stockholders
As announced on July 28, 2016, CBOE Holdings' Board of Directors declared a dividend for the third quarter of 2016, increasing the dividend payment by 9 percent to $0.25 per share from $0.23 per share in the prior quarter. The dividend is payable September 16, 2016, to stockholders of record as of September 2, 2016.
During the second quarter of 2016, the company repurchased 280,900 shares of its common stock under its share repurchase program at an average price of $64.39 per share, for an aggregate purchase price of $18.1 million. Year to date, the company has repurchased 947,786 shares at an average price of $63.83 per share, for an aggregate purchase price of $60.5 million.
Since the inception of its share repurchase program in 2011 through June 30, 2016, the company has repurchased 10,947,401 shares of its common stock at an average price of $45.95 per share, for a total of $503.0 million.
As of June 30, 2016, the company had approximately $97.0 million of availability remaining under its existing share repurchase authorizations.
Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its second-quarter financial results today, July 29, 2016, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via

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live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (877) 255-4313 from the United States, (866) 450-4696 from Canada or (412) 317-5466 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 11:00 a.m. CT, July 29, 2016, through 11:00 p.m. CT, August 5, 2016, by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 for international callers, using replay code 10088000.
About CBOE Holdings
CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as options and futures on the CBOE Volatility Index (VIX Index) and S&P 500 options (SPX), the most active U.S. index option. Other products engineered by CBOE include equity options, security index options, Weeklys options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute, Livevol options analytics and data tools, and www.cboe.com, the go-to place for options and volatility trading resources.

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties. These statements are only predictions based on our current expectations and projections about future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. There are important factors that could cause actual results, level of activity, performance or achievements  to differ materially from that expressed or implied by the forward-looking statements, including: the loss of our right to exclusively list and trade certain index options and futures products; economic, political and market conditions; compliance with legal and regulatory obligations, including our obligations under agreements with regulatory agencies; increasing price competition in our industry; decreases in trading volumes or a shift in the mix of products traded on our exchanges; legislative or regulatory changes; increasing competition by foreign and domestic entities; our dependence on third party service providers; our index providers' ability to perform under our agreements; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to accommodate trading volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems; our ability to protect our systems and communication networks from security risks, including cyber-attacks; the accuracy of our estimates and expectations; our ability to maintain access fee revenues; our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status; the ability of our compliance and risk management methods to effectively monitor and manage our risks; our ability to attract and retain skilled management and other personnel; and our ability to manage our growth and strategic acquisitions or alliances effectively.

More detailed information about factors that may affect our performance may be found in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2015 and other filings made from time to time with the SEC.

The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

CBOE Media Contacts:		Analyst Contact:
Suzanne Cosgrove	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
cosgrove@cboe.com	comptong@cboe.com	koopman@cboe.com
CBOE-F

Trademarks:

CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index®, CFE®, Livevol®, FLEX®, FLexible EXchange®, and VIX® are registered trademarks and BuyWriteSM, BXMSM, CBOE Futures ExchangeSM, The Options InstituteSM, and WeeklysSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE).  C2SM and C2 Options ExchangeSM are service marks of C2 Options Exchange, Incorporated (C2). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by CBOE, C2 and CFE. All other trademarks and service marks are the property of their respective owners.

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CBOE Holdings, Inc.
Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
PRODUCT:
Equities	1,363	1,449	1,435	1,476	1,530
Indexes	1,691	1,811	1,547	2,076	1,445
Exchange-traded products	1,239	1,298	1,075	1,432	1,221
Total Options Average Daily Volume	4,293	4,558	4,057	4,984	4,196
Futures	258	216	188	261	183
Total Average Daily Volume	4,551	4,774	4,245	5,245	4,379

Mix of Trading Volume by Product

	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
PRODUCT:
Equities	29.9%	30.4%	33.8%	28.1%	34.9%
Indexes	37.2%	37.9%	36.5%	39.6%	33.0%
Exchange-traded products	27.2%	27.2%	25.3%	27.3%	27.9%
Futures	5.7%	4.5%	4.4%	5.0%	4.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Average Revenue Per Contract by Product

	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Trading Days	64	61	64	64	63
PRODUCT:
Equities	$0.070	$0.085	$0.097	$0.106	$0.093
Indexes	0.701	0.720	0.726	0.709	0.697
Exchange-traded products	0.103	0.117	0.143	0.143	0.117
Total Options Average Revenue Per Contract	0.328	0.346	0.349	0.368	0.308
Futures	1.682	1.643	1.686	1.647	1.758
Total Average Revenue Per Contract	$0.405	$0.405	$0.408	$0.431	$0.368

Transaction Fees by Product (in thousands)

	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
PRODUCT:
Equities	$6,146	$7,505	$8,866	$10,036	$8,942
Indexes	75,861	79,551	71,891	94,192	63,441
Exchange-traded products	8,140	9,263	9,839	13,089	8,966
Total Options Transaction Fees	$90,147	$96,319	$90,596	$117,317	$81,349
Futures	27,786	21,685	20,257	27,506	20,268
Total Transaction Fees	$117,933	$118,004	$110,853	$144,823	$101,617

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Three and Six Months Ended June 30, 2016 and 2015

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015

Operating Revenues:
Transaction fees	$117,934	$101,617	$235,937	$200,340
Access fees	13,179	13,371	26,429	27,057
Exchange services and other fees	11,359	9,736	22,750	19,464
Market data fees	8,172	7,557	16,141	15,569
Regulatory fees	9,219	8,746	18,319	17,128
Other revenue	3,466	7,698	6,083	12,006
Total Operating Revenues	163,329	148,725	325,659	291,564

Operating Expenses:
Compensation and benefits	28,530	24,136	55,636	49,574
Depreciation and amortization	12,260	11,275	24,111	21,677
Technology support services	5,658	4,813	11,336	10,138
Professional fees and outside services	14,745	12,594	28,376	24,544
Royalty fees	19,336	16,755	38,450	30,905
Order routing	(83)	627	21	1,414
Travel and promotional expenses	2,492	2,526	5,006	5,027
Facilities costs	1,418	1,293	2,946	2,677
Other expenses	1,006	1,336	2,328	2,684
Total Operating Expenses	85,362	75,355	168,210	148,640

Operating Income	77,967	73,370	157,449	142,924

Other Income/(Expense):
Investment and other income	5,657	59	6,364	110
Net income/(loss) from investments	218	202	524	(125)
Interest and other borrowing costs	(28)	—	(55)	—
Total Other Income/(Expense)	5,847	261	6,833	(15)

Income Before Income Taxes	83,814	73,631	164,282	142,909
Income tax provision	32,883	28,786	64,175	55,804
Net Income	50,931	44,845	100,107	87,105
Net loss attributable to noncontrolling interests	299	—	523	—
Net Income Excluding Noncontrolling Interests	51,230	44,845	100,630	87,105
Change in redemption value of noncontrolling interests	(299)	—	(523)	—
Net income allocated to participating securities	(212)	(199)	(414)	(379)
Net Income Allocated to Common Stockholders	$50,719	$44,646	$99,693	$86,726

Net Income Per Share Allocated to Common Stockholders:
Basic	$0.62	$0.54	$1.22	$1.04
Diluted	0.62	0.54	1.22	1.04
Weighted average shares used in computing income per share:
Basic	81,343	83,290	81,580	83,621
Diluted	81,343	83,290	81,580	83,621

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
June 30, 2016 and December 31, 2015

(in thousands, except share amounts)	June 30, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$52,193	$102,253
Accounts receivable - net of allowances	71,129	62,535
Marketing fee receivable	7,052	5,682
Income taxes receivable	32,489	27,901
Other prepaid expenses	10,577	5,122
Other current assets	432	625
Total Current Assets	173,872	204,118

Investments	72,698	48,430
Land	4,914	4,914
Property and Equipment:
Total Property and Equipment—Net	61,130	60,360
Goodwill and Intangible Assets—Net	35,990	10,033
Total Other Assets—Net	58,040	56,933
Total	$406,644	$384,788

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$54,721	$60,104
Marketing fee payable	7,532	6,141
Deferred revenue and other liabilities	10,876	4,019
Post-retirement benefit obligation - current	54	100
Contingent consideration - current	3,434	2,000
Income taxes payable	15	1,633
Total Current Liabilities	76,632	73,997

Total Long-term Liabilities	51,649	51,146
Total Liabilities	128,281	125,143

Redeemable Noncontrolling Interests	12,600	—

Stockholders’ Equity:
Preferred stock, $0.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at June 30, 2016 or December 31, 2015	—	—
Common stock, $0.01 par value: 325,000,000 shares authorized; 92,950,065 issued and 81,285,307 outstanding at June 30, 2016; 92,738,803 issued and 82,088,549 outstanding at December 31, 2015	929	927
Additional paid-in-capital	131,851	123,577
Retained earnings	666,016	603,597
Treasury stock at cost – 11,664,758 shares at June 30, 2016 and 10,650,254 shares at December 31, 2015	(532,249)	(467,632)
Accumulated other comprehensive loss	(784)	(824)
Total Stockholders’ Equity	265,763	259,645

Total	$406,644	$384,788

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Six Months Ended June 30, 2016 and 2015

	Six Months Ended June 30,
(in thousands)	2016	2015
Cash Flows from Operating Activities:
Net income	$100,107	$87,105
Adjustments to reconcile net income to net cash flows from operating activities:

Depreciation and amortization	24,111	21,677
Other amortization	40	36
Provision for deferred income taxes	(369)	536
Stock-based compensation	7,105	5,801
Loss on disposition of property	2	392
Equity (gain) in investment	(524)	(239)
Impairment of investment and other assets	—	118
Net change in assets and liabilities	(15,569)	(9,601)
Net Cash Flows provided by Operating Activities	114,903	105,825
Cash Flows from Investing Activities:
Capital and other assets expenditures	(25,430)	(17,636)
Acquisition of a majority interest in a business, net of cash received	(14,257)	—
Interest expense on contingent consideration	—	—
Investments	(23,744)	(30,935)
Other	(398)	246
Net Cash Flows used in Investing Activities	(63,829)	(48,325)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(37,688)	(35,288)
Purchase of common stock from employees	(4,119)	(3,119)
Excess tax benefit from stock-based compensation	1,171	1,246
Purchase of common stock under announced program	(60,498)	(78,632)
Net Cash Flows used in Financing Activities	(101,134)	(115,793)

Net Decrease in Cash and Cash Equivalents	(50,060)	(58,293)

Cash and Cash Equivalents at Beginning of Period	102,253	147,927
Cash and Cash Equivalents at End of Period	$52,193	$89,634

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$67,200	$53,860

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Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include core operating expenses, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
The table below shows core operating expenses, which is the company's operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three Months Ended June 30,		Six Months Ended June 30,

(in thousands)	2016	2015	2016	2015
Total Operating Expenses	$85,362	$75,355	$168,210	$148,640
Less:
Depreciation and amortization	12,260	11,275	24,111	21,677
Acquisition-related expenses	300	—	668	—
Compensation and benefits (1)	892	—	1,092	—
Assessment of computer-based lease taxes for prior period use	—	—	296	—
Volume-based expenses
Royalty fees	19,336	16,755	38,450	30,905
Order routing	(83)	627	21	1,414
Core Operating Expenses (non-GAAP)	$52,657	$46,698	$103,572	$94,644
Less: Continuing stock-based compensation expense	3,472	3,147	6,635	5,801
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$49,185	$43,551	$96,937	$88,843

Detail of Core Operating Expenses (non-GAAP)
Compensation and benefits	$27,638	$24,136	$54,544	$49,574
Technology support services	5,658	4,813	11,336	10,138
Professional fees and outside services	14,445	12,594	27,708	24,544
Travel and promotional expenses	2,492	2,526	5,006	5,027
Facilities costs	1,418	1,293	2,946	2,677
Other expenses	1,006	1,336	2,032	2,684
Total	$52,657	$46,698	$103,572	$94,644

(1)For the second quarter of 2016, this amount includes $270 for accelerated stock-based compensation expenses and $622 in additional bonus accrual resulting from legal settlement revenue. For the year-to-date results, this amount includes $470 for accelerated stock-based compensation expenses and $622 in additional bonus accrual resulting from legal settlement income.

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Page 11/11 CBOE Holdings, Inc. Reports Second-Quarter 2016 Financial Results

The information below shows the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed below and are referred to as adjusted financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015

Reconciliation of GAAP Net Income Allocated to Common Stockholders to Non-GAAP
GAAP net income allocated to common stockholders	$50,719	$44,646	99,693	86,726
Add: Compensation and benefits (1)	892	—	1,092	—
Add: Acquisition-related expenses	300	—	668	—
Add: Amortization of intangible assets	340	—	601	—
Add: Change in redemption value of noncontrolling interests	299	—	523	—
Add: Assessment of computer-based lease taxes for prior period use	—	—	296	—
Less: Legal settlement (2)	(5,500)	—	(5,500)	—
Add: Impairment charge	—	—	—	364
Income tax expense related to the items above (3)	1,614	—	1,233	(142)
Net income allocated to participating securities - effect on reconciling items	10	—	6	(2)
Adjusted net income allocated to common stockholders	$48,674	$44,646	$98,612	$86,946

Reconciliation of GAAP Diluted EPS to Non-GAAP
GAAP diluted earnings per common share	$0.62	$0.54	1.22	1.04
Per share impact of non-GAAP adjustments noted above	(0.02)	—	(0.01)	—
Adjusted diluted earnings per common share	$0.60	$0.54	$1.21	$1.04

Reconciliation of GAAP Operating Margin to Non-GAAP
GAAP operating revenue	$163,329	$148,725	325,659	291,564
Non-GAAP adjustments noted above	—	—	—	—
Adjusted operating revenue	$163,329	$148,725	$325,659	$291,564
GAAP operating expenses	$85,362	$75,355	168,210	148,640
Non-GAAP adjustments noted above	(1,532)	—	(2,657)	—
Adjusted operating expenses	$83,830	$75,355	$165,553	$148,640
GAAP operating income	$77,967	$73,370	157,449	142,924
Non-GAAP adjustments noted above	1,532	—	2,657	—
Adjusted operating income	$79,499	$73,370	$160,106	$142,924
Adjusted operating margin	48.7%	49.3%	49.2%	49.0%

(1)For the second quarter of 2016, this amount includes $270 for accelerated stock-based compensation expenses and $622 in additional bonus accrual resulting from the legal settlement revenue. For the year-to-date results, this amount includes $470 for accelerated stock-based compensation expenses and $622 in additional bonus accrual resulting from the legal settlement income.
(2)Settlement received for attorney fees and expenses relating to a litigation matter, reported in investment and other income.
(3)GAAP to Non-GAAP reconciling items that are associated with our controlling interest in Vest Financial Group Inc. are not tax effected.

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